                                                                   EXHIBIT 10.10











                           LIMITED PARTNERSHIP AGREEMENT OF


                                       AKW L.P.



                                        among

                             AKW GENERAL PARTNER L.L.C.,

                               ACCURIDE VENTURES, INC.,

                        ACCURIDE CORPORATION, in its capacity
                       as guarantor of Accuride Ventures, Inc.,

                                         and

                        KAISER ALUMINUM & CHEMICAL CORPORATION






                               Dated as of May 1, 1997

                                  TABLE OF CONTENTS
                                                                          PAGE


ARTICLE 1   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2   FORMATION OF PARTNERSHIP . . . . . . . . . . . . . . . . . . .  9
     2.1    Formation. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.2    Partnership Name . . . . . . . . . . . . . . . . . . . . . . .  9
     2.3    Principal Business Office, Registered Office and
            Registered Agent . . . . . . . . . . . . . . . . . . . . . . .  9
     2.4    Business Purposes. . . . . . . . . . . . . . . . . . . . . . .  9
     2.5    The Certificate, Etc.. . . . . . . . . . . . . . . . . . . . .  9
     2.6    Term of Partnership. . . . . . . . . . . . . . . . . . . . . . 10
     2.7    Qualification in Other Jurisdictions . . . . . . . . . . . . . 10
     2.8    Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 3   CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.1    Capital Contributions. . . . . . . . . . . . . . . . . . . . . 10
     3.2    Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . 11
     3.3    Capital Account Maintenance. . . . . . . . . . . . . . . . . . 12
     3.4    Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 4   ALLOCATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.1    Allocations of Profit and Loss . . . . . . . . . . . . . . . . 12
     4.2    Tax Allocations. . . . . . . . . . . . . . . . . . . . . . . . 12
     4.3    Special Allocations. . . . . . . . . . . . . . . . . . . . . . 13
     4.4    Restorative Allocations. . . . . . . . . . . . . . . . . . . . 14
     4.5    Section 754 Election . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 5   DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.1    Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.2    Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.3    Restricted Distributions . . . . . . . . . . . . . . . . . . . 16

ARTICLE 6   MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.1    Management of the Partnership. . . . . . . . . . . . . . . . . 16
     6.2    Limitations on Limited Partners. . . . . . . . . . . . . . . . 16
     6.3    Duty of Good Faith . . . . . . . . . . . . . . . . . . . . . . 16
     6.4    Environmental and Health and Safety Audits . . . . . . . . . . 17
     6.5    Implementation; Further Assurances . . . . . . . . . . . . . . 17

ARTICLE 7   BOOKS; ACCOUNTING; TAX MATTERS; REPORTS. . . . . . . . . . . . 17
     7.1    Books and Records. . . . . . . . . . . . . . . . . . . . . . . 17
     7.2    Financial Statements . . . . . . . . . . . . . . . . . . . . . 17
     7.3    Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     7.4    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 18
     7.5    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     7.6    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 8   RIGHTS AND OBLIGATIONS OF PARTNERS . . . . . . . . . . . . . . 21
     8.1    Limited Liability. . . . . . . . . . . . . . . . . . . . . . . 21
     8.2    Access to Information; Records . . . . . . . . . . . . . . . . 21
     8.3    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 21

     8.4    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 9   TRANSFERS OF INTERESTS; RIGHTS OF FIRST OFFER. . . . . . . . . 22
     9.1    General Restriction. . . . . . . . . . . . . . . . . . . . . . 22
     9.2    Right of First Offer . . . . . . . . . . . . . . . . . . . . . 22
     9.3    Buy/Sell Option. . . . . . . . . . . . . . . . . . . . . . . . 23
     9.4    Transfers to Affiliates. . . . . . . . . . . . . . . . . . . . 24
     9.5    Substitution of a Limited Partner. . . . . . . . . . . . . . . 24
     9.6    Nonrecognition of Certain Transfers. . . . . . . . . . . . . . 25

ARTICLE 10  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     10.1   Events of Dissolution. . . . . . . . . . . . . . . . . . . . . 25
     10.2   Liability for Wrongful Dissolution . . . . . . . . . . . . . . 26
     10.3   Distributions to Partners. . . . . . . . . . . . . . . . . . . 26
     10.4   Application of Assets. . . . . . . . . . . . . . . . . . . . . 26
     10.5   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 11  CONFIDENTIAL INFORMATION; COVENANT NOT TO COMPETE. . . . . . . 27
     11.1   Confidential Information . . . . . . . . . . . . . . . . . . . 27
     11.2   Covenant Not To Compete. . . . . . . . . . . . . . . . . . . . 27

ARTICLE 12  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 28
     12.1   Waiver, Amendment, Etc.. . . . . . . . . . . . . . . . . . . . 28
     12.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     12.3   Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     12.4   Word Meanings. . . . . . . . . . . . . . . . . . . . . . . . . 30
     12.5   Binding Provisions . . . . . . . . . . . . . . . . . . . . . . 30
     12.6   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 30
     12.7   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     12.8   Separability of Provisions . . . . . . . . . . . . . . . . . . 31
     12.9   Table of Contents; Headings. . . . . . . . . . . . . . . . . . 31
     12.10  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 31
     12.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 31
     12.12  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 31
     12.13  Survival of Certain Provisions . . . . . . . . . . . . . . . . 31
     12.14  Specific Performance . . . . . . . . . . . . . . . . . . . . . 32


                                      SCHEDULES

Schedule A  Capital Contributions

Exhibit A   Business Plan

                                       AKW L.P.

                            LIMITED PARTNERSHIP AGREEMENT


            LIMITED PARTNERSHIP AGREEMENT OF AKW L.P. (the "PARTNERSHIP"), dated as of May 1, 1997, among AKW GENERAL PARTNER L.L.C., a Delaware limited liability company (the "GENERAL PARTNER"), ACCURIDE VENTURES, INC., a Delaware corporation ("ACCURIDE SUB") and wholly-owned subsidiary of Accuride Corporation, a Delaware corporation ("ACCURIDE"), ACCURIDE CORPORATION, in its capacity as guarantor of Accuride Sub, and KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation ("KAISER") (Accuride Sub and Kaiser are sometimes hereinafter referred to individually as a "LIMITED PARTNER" and collectively as "LIMITED PARTNERS").


                                 W I T N E S S E T H:


            WHEREAS, the General Partner, Accuride Sub and Kaiser desire to form and capitalize the Partnership in order to engage in the Business (as hereinafter defined);

            WHEREAS, the Partnership is to be formed under the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann tit. 6, Sections 17-101 ET SEQ. (as from time to time amended and including any successor statute of similar import, the "ACT"), pursuant to a Certificate of Limited Partnership to be filed with the office of the Secretary of State of the State of Delaware;

            WHEREAS, the General Partner, Accuride and Kaiser have entered into a Contribution Agreement, dated the date hereof (the "CONTRIBUTION AGREEMENT"), pursuant to which the General Partner, Accuride (on behalf of Accuride Sub) and Kaiser have agreed to contribute certain assets to capitalize the Partnership;

            WHEREAS, Accuride Sub and Kaiser have entered into an Interest Purchase Agreement, dated the date hereof (the "INTEREST PURCHASE AGREEMENT"), pursuant to which Kaiser will sell a portion of its Interest (as hereinafter defined) in the Partnership to Accuride Sub so that upon consummation of such sale, each of Accuride Sub and Kaiser will have a 49% Interest in the Partnership;

            WHEREAS, the General Partner, Accuride Sub and Kaiser desire to set forth their agreement as to the management of the Partnership, transfers of Interests in the Partnership and certain other matters relating to the Partnership;

            NOW, THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions, contained herein, in the Limited Liability Company Agreement between Accuride Sub and Kaiser (the "LIMITED LIABILITY COMPANY AGREEMENT") and in the Contribution Agreement, the parties hereto agree as follows:



                                      ARTICLE 1

                                     DEFINITIONS

            Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

            "ACCOUNTING PERIOD" means the period beginning on the day following any Adjustment Date (or, in the case of the first Accounting Period, beginning on the day of formation of the Partnership) and ending on the next succeeding Adjustment Date.

            "ACCURIDE" has the meaning given in the first paragraph hereof.

            "ACCURIDE EXCLUDED CONTRACTS" has the meaning given in the Contribution Agreement.

            "ACCURIDE SUB" has the meaning given in the first paragraph hereof.

            "ACT" has the meaning given in the recitals.

            "ADJUSTMENT DATE" means (I) the last day of each Fiscal Year,
(II) the day before the date of admission of any substituted or additional Partner, (III) the day before the date any Capital Contribution which is not proportionate to the Partners' Interests is made or deemed to be made, (IV) the day before the date a Partner ceases to be a partner of the Partnership, (V) the day before the date of any distribution made or deemed to be made by the Partnership which is not proportionate to the Partners' Interests or (VI) any other date determined by the Partners as appropriate for a closing of the Partnership's books.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. Control of any Person shall consist of the power to direct the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person.

            "AGREEMENT" means this Limited Partnership Agreement, as it may be amended, restated or supplemented from time to time as herein provided.

            "ANCILLARY AGREEMENTS" means this Agreement, the Certificate, the Contribution Agreement, the Interest Purchase Agreement and all other agreements which are included in the definition of "Ancillary Agreements" in the Contribution Agreement.

            "BANKRUPTCY" means, with respect to any Partner, (i) the filing by that Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other Federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by that Partner of any assignment for the benefit of his creditors or
(iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver, trustee or custodian for the assets of that Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

            "BID" has the meaning given in Section 9.3.

            "BOOK GAIN OR BOOK LOSS" means the gain or loss, as the case may be, recognized by the Partnership for book purposes in any Accounting Period by reason of any sale or other disposition (including any distribution to a Partner) of any of the assets of the Partnership, computed by reference to the Book Value of such assets as of the date of any such sale or other disposition (including any such distribution), rather than by reference to the tax basis of such assets as of such date, and each reference herein to "gain" or "loss" shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context specifically requires otherwise.

            "BOOK VALUE", as of any date, means the value at which the asset is reflected on the books and records of the Partnership as of such date, the initial Book Value of each asset being its cost to the Partnership, unless such asset is contributed to the Partnership by a Partner in which case the initial Book Value shall be the Fair Value of such asset, in all cases, with such Book Value thereafter adjusted for Depreciation with respect to such asset (rather than for the cost recovery deductions to which the Partnership is entitled for federal income tax purposes with respect thereto), PROVIDED that the Book Value of such asset shall not be reduced below zero. The Book Values of all assets of the Partnership shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

            "BUSINESS" has the meaning given in Section 2.4.

            "BUSINESS DAY" means any calendar day other than a Saturday or Sunday or a day on which either state or national banks in the States of Pennsylvania, Arizona, California, Kentucky, Ohio or New York are not open for the conduct of normal banking business.

            "BUSINESS PLAN" means the definitive business plan for the Partnership substantially in the form of Exhibit A hereto, and any subsequent plan approved by the General Partner.

            "BUY-SELL NOTICE" has the meaning given in Section 9.3.

            "CAPITAL ACCOUNT" has the meaning given in Section 3.2, as adjusted pursuant to the provisions of this Agreement.

            "CAPITAL CONTRIBUTION" means, as to any Partner, at any time, the aggregate of the amount of any cash and the initial Book Value of any property (net of the amount of any liability which is assumed by the Partnership in connection with such contribution or secured by such property) contributed to the Partnership by such Partner pursuant to Section 3.1 of this Agreement. Notwithstanding anything to the contrary in this Agreement or the Contribution Agreement, none of the amounts that Kaiser pays to or on behalf of the Partnership pursuant to Section 6.3 or 6.4 of the Contribution Agreement shall be treated as capital contributions for any purpose of this Agreement.

            "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership as provided for pursuant to the Act, as filed with the office of the Secretary of State of the State of Delaware, as amended and restated from time to time pursuant to this Agreement or otherwise.

            "CLAIM" has the meaning given in Section 8.3.

            "CLOSING DATE" has the meaning given in the Contribution Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor act thereto, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

            "CONTRIBUTION AGREEMENT" has the meaning given in the recitals.

            "DEPRECIATION" means, with respect to a specified asset, for any Accounting Period, any depreciation, depletion, amortization or other cost recovery deduction allowable with respect to such asset for such Accounting Period, PROVIDED that if the Book Value of such asset differs from its adjusted basis for federal income tax purposes at the beginning of such

Accounting Period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, depletion, amortization or other cost recovery deduction computed for such tax purposes with respect to such asset for such Accounting Period bears to the adjusted tax basis of such asset at the beginning of such Accounting Period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the General Partner.

            "EFFECTIVE DATE" has the meaning given in Section 2.1.

            "FAIR VALUE" means, with respect to any specified asset, its value as determined by the General Partner or by appraisal (as directed or requested by the General Partner), PROVIDED that the Fair Value of each asset contributed to the Partnership pursuant to the Contribution Agreement shall be the value as set forth in Schedule 2.2 to the Contribution Agreement.

            "FISCAL YEAR" means the fiscal year of the Partnership and shall be the same as its taxable year, which shall be the calendar year unless otherwise required by the Code. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year, except that the initial Fiscal Year shall begin on the Closing Date.

            "GAAP" has the meaning given in Section 7.1.

            "GENERAL PARTNER" has the meaning given in the first paragraph hereof.

            "INDEMNIFIED PERSONS" has the meaning given in Section 8.3.

            "INITIAL OFFER" has the meaning given in Section 9.3.

            "INITIATING LIMITED PARTNER" has the meaning given in Section 9.3.

            "INTEREST" means, with respect to a Partner, the entire interest of such Partner in the Partnership at any time, which interest, except as otherwise provided in the second succeeding sentence, shall be proportionate to its Capital Contribution, PROVIDED that if, at any time after the Closing Date, a Partner or Partners make any Capital Contribution to the Partnership that is not in proportion to the Partners' respective Interests immediately prior to such Capital Contribution, then unless otherwise determined by the General Partner
(I) the aggregate values of the Interests of all Partners prior to such Capital Contribution shall be adjusted to their Fair Values, (II) the Book Values of the assets of the Partnership shall be adjusted accordingly, and (III) a Partner's Interest after such Capital Contribution shall be equal to (X) the sum of the Fair Value of such Partner's Interest prior to such Capital Contribution and the amount of such Capital Contribution made by such Partner (Y) divided by the aggregate Fair Values of the Interests of all Partners prior to such Capital Contribution and the aggregate amount of such Capital Contributions made by all Partners at such time. A Partner's Interest shall include the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with the terms of this Agreement. Upon completion of the transactions contemplated by the Contribution Agreement and the Interest Purchase Agreement, the General Partner shall initially hold an Interest equal to 2% of the total Interests of the Partners and each of Accuride Sub and Kaiser shall initially hold an Interest equal to 49% of the total Interests of the Partners, subject in each instance to adjustment from time to time pursuant to the applicable provisions of this Agreement.

            "INTEREST PURCHASE AGREEMENT" has the meaning given in the recitals.

            "JOINT VENTURE PRODUCTS" means (I) aluminum wheels 16" in diameter and larger primarily for light, medium and heavy duty trucks, trailers and buses (classes 1-8), although certain of such wheels may also be sold into the automotive original equipment manufacturer market; (II) tire molds for automotive and light-medium-heavy truck applications, as to each of clauses (i) and (ii) above, produced by forging, fabricating or casting for marketing and sale worldwide, including without limitation in the original equipment manufacturer market, after-market and repair and replacement markets; and (III) such additional or different products as the General Partner may approve. Notwithstanding the foregoing, Joint Venture Products shall not include, without Kaiser's written consent, motorcycle wheels and wheel parts, wheel centers for any applications, forged one piece wheel blanks sold to other wheel manufacturers and finished wheels for the automotive aftermarket produced or being contemplated for production by Kaiser.

            "KAISER" has the meaning given in the first paragraph hereof.

            "KAISER EXCLUDED INVENTORY" has the meaning given in the Contribution Agreement.

            "LIMITED LIABILITY COMPANY AGREEMENT" has the meaning given in the recitals.

            "LIMITED PARTNER" means either Accuride Sub or Kaiser, or any Person who becomes a Limited Partner as herein provided and who is listed as a limited partner of the Partnership in the books and records of the Partnership, in such Person's capacity as a limited partner of the Partnership.

            "NONRECOURSE DEDUCTIONS" has the meaning given in Section 1.704-2(b)(1) of the Treasury Regulations.

            "OFFER" has the meaning given in Section 9.2(a).

            "OFFER NOTICE" has the meaning given in Section 9.2(a).

            "OFFERED INTEREST" has the meaning given in Section 9.2(a).

            "OFFERED LIMITED PARTNERS" has the meaning given in Section 9.2(a).

            "OFFERING LIMITED PARTNER" has the meaning given in Section 9.2(a).

            "PARTNER NONRECOURSE DEBT" has the meaning given in Section 1.704-2(b)(4) of the Treasury Regulations.

            "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning given in
Section 1.704-2(i)(2) of the Treasury Regulations.

            "PARTNER NONRECOURSE DEDUCTIONS" has the meaning given in
Section 1.704-2(i)(1) of the Treasury Regulations.

            "PARTNER" means the General Partner or any Limited Partner.

            "PARTNERSHIP" means AKW L.P., a Delaware limited partnership.

            "PARTNERSHIP MINIMUM GAIN" has the meaning given in Section 1.704-2(b)(2) of the Treasury Regulations.

            "PERSON" means any individual, corporation, partnership, association, public body, governmental authority or other entity.

            "PROFIT" or "LOSS" means for any Accounting Period the net income or net loss of the Partnership for such Accounting Period, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles, with the following adjustments:

               (a) any income of the Partnership that is exempt from federal income tax shall be included as income;

               (b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations shall be treated as current expenses;

               (c) Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Partnership;

               (d) in lieu of depreciation, amortization, depletion, and other cost recovery deductions taken into account in computing the taxable income or loss of the Partnership, there shall be taken into account Depreciation for such period, computed as provided in this Agreement;

               (e) if any asset of the Partnership is distributed in kind during such Accounting Period, the Partnership shall be deemed to have realized Profit or Loss thereon in the same manner as if the Partnership had sold such asset for an amount equal to the greater of (I) the Fair Value of such asset or (II) the amount of any debt to which such asset is then subject; and

               (f) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 4.3 shall not be taken into account.

            "RECEIVING LIMITED PARTNER" has the meaning given in Section 9.3.

            "RESPONSE" has the meaning given in Section 9.3.

            "SPEEDLINE AGREEMENTS" means, collectively, the Cast Aluminum Wheel Supply Agreement, dated as of December 1, 1995, between Accuride and Speedline Aluminia, S.p.A. ("Speedline"); the Memorandum of Agreement re: Cast Aluminum Wheel Venture, dated as of December 1, 1995, between Accuride and Speedline; and the Letter Agreement, dated June 1, 1996, between Accuride and Speedline.

            "STRATEGIC PLAN" has the meaning given in Section 6.4 of the Limited Liability Company Agreement.

            "SUBSTITUTED LIMITED PARTNER" has the meaning given in Section 9.5.

            "TAX MATTERS PARTNER" has the meaning given in Section 7.5(a).

            "TIRE MOLD BUSINESS" has the meaning set forth in 11.2(b).

            "TRANSFER" has the meaning given in Section 9.1.

            "TREASURY REGULATIONS" means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such may be amended from time to time.


                                      ARTICLE 2

                               FORMATION OF PARTNERSHIP

            1 FORMATION. By execution of this Agreement, each of the Partners, or their designees, is hereby authorized to execute and file the Certificate pursuant to the Act with the Secretary of State of the State of Delaware to be effective upon the date filed (the "EFFECTIVE DATE"), and upon the occurrence of the Effective Date, the Partnership will be formed as a Delaware limited partnership.

            2 PARTNERSHIP NAME. The name of the Partnership shall be AKW L.P. The Business of the Partnership shall be conducted under such name or such other names as the General Partner shall from time to time approve.

            3 PRINCIPAL BUSINESS OFFICE, REGISTERED OFFICE AND REGISTERED
AGENT. The Partnership shall maintain its principal business office, initially, at 1015 East 12th Street, Erie, Pennsylvania 16503 and shall move such principal business office to Akron, Ohio (at such time as shall be determined by the Members Committee) or to such other location as may hereafter be determined by the General Partner. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Partnership's registered agent at such address is The Corporation Trust Company. The principal business office, the registered office and the registered agent of the Partnership may be changed by the General Partner from time to time in accordance with the then applicable provisions of the Act and any other applicable laws.

            4 BUSINESS PURPOSES. The purposes of the Partnership are to design, manufacture (by forging, fabricating casting or as otherwise determined by the General Partner), market and sell Joint Venture Products (the "BUSINESS"), and to engage in all actions necessary, convenient or incidental to the foregoing, including without limitation acquiring, holding, managing, operating, financing, selling, leasing, licensing and otherwise disposing of all kinds and classes of real and personal property, tangible and intangible, and borrowing funds (and securing the same by mortgage, deed of trust, or otherwise) and executing such instruments as may be necessary or appropriate to accomplish its business purposes, subject to the terms and conditions hereof.

            5 THE CERTIFICATE, ETC. The Partners hereby agree to, and, as appropriate, to cause the Partnership to, execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate in the reasonable judgment of the General Partner to comply with all requirements for the formation, continuation and operation of the Partnership as a limited partnership, and the ownership of property and the conduct of the Business by the Partnership, under the laws of the State of Delaware and any other jurisdiction in which the Partnership may own property or conduct business.

            6 TERM OF PARTNERSHIP. The term of the Partnership will commence on the Effective Date, and shall continue until dissolution occurs by operation of law, the written consent of the Partners or otherwise in accordance with
Section 10.1(a) and the liquidation and winding up thereof is complete as provided in Section 10.5.

            7 QUALIFICATION IN OTHER JURISDICTIONS. The General Partner shall cause the Partnership to be qualified and registered as a limited partnership doing business in such jurisdictions, if any, as the General Partner, with the advice of counsel, from time to time shall determine is appropriate. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business.

            8 POWERS. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Partnership shall have the power and is hereby authorized to do such things and engage in such activities related to the foregoing as may be necessary, convenient or advisable with respect to the conduct of the Business of the Partnership and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.


                                      ARTICLE 3

                                    CAPITALIZATION

            1 CAPITAL CONTRIBUTIONS. On the Closing Date, each of the General Partner, Accuride (through Accuride Sub) and Kaiser shall make the Capital Contribution of cash or property as agreed upon by the General Partner, Accuride Sub and Kaiser in the Contribution Agreement and, upon the consummation of the transactions contemplated by the Contribution Agreement, each of the General Partner's, Accuride Sub's and Kaiser's Capital Contribution shall be as set forth opposite its name on Schedule A hereto. Thereafter, the Partners shall make Capital Contributions in proportion to their respective Interests from time to time in such amounts and on such dates as may unanimously be agreed by the Partners. Subject to the approval of the General Partner, the Partners may satisfy their Capital Contributions by contributing cash or other property.

            2 CAPITAL ACCOUNTS. A separate capital account (a "CAPITAL ACCOUNT") shall be established and maintained for each Partner and shall be adjusted as of the close of business on each Adjustment Date as follows:

            (a) Each Partner's Capital Account shall be credited with such Partner's Capital Contribution, such Partner's distributive share of Profit and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any property distributed to such Partner by the Partnership, in each case during the Accounting Period ending on such Adjustment Date.

            (b) Each Partner's Capital Account shall be debited with the amount of cash and the Book Value of any property distributed to such Partner by the Partnership pursuant to any provision of this Agreement, such Partner's distributive share of Loss and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership, in each case during the Accounting Period ending on such Adjustment Date.

            (c) If at any time after the Effective Date, the Book Value of any asset of the Partnership is adjusted pursuant to the last sentence of the definition of Book Value set forth in
                    Article 1 (including pursuant to the proviso to the first sentence of the definition of Interest set forth in Article
                    1), the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustments as if the Partnership had recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments.

            (d) In the event all or a portion of an Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest (Accuride Sub and Kaiser agree for the avoidance of doubt that immediately after the consummation of the transactions contemplated by the Interest Purchase Agreement, each of Accuride Sub and Kaiser shall have the same amount of a Capital Account).

            3 CAPITAL ACCOUNT MAINTENANCE. The method by which the Capital Accounts are maintained is intended to comply with Section 704(b) of the Code and the Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent therewith.

            4 WITHDRAWALS. Except as authorized by the General Partner, no Partner shall be entitled to withdraw any part of its Capital Account or to receive any distributions from the Partnership except as provided in Articles 5 and 10, or to make any loan or Capital Contribution to the Partnership except as expressly provided in this Agreement.


                                      ARTICLE 4

                                     ALLOCATIONS

            1 ALLOCATIONS OF PROFIT AND LOSS. Except as otherwise provided in this Article 4, the Profit and Loss of the Partnership for each Accounting Period shall be determined as of the end of each such Accounting Period and shall be allocated among the Partners in proportion to their respective Interests.

            2 TAX ALLOCATIONS. (a) Except as provided in Section 4.2(b) below, the income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item affected the Partners' Capital Accounts.

            (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, any income, gain, loss, credit and deduction with respect to any asset contributed to the capital of the Partnership by any Partner shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such asset to the Partnership for federal income tax purposes and its initial Book Value (determined in accordance with the definition of Book Value set forth in Article 1). The method of allocating such income, gain, loss, credit and deduction shall be such method set forth in Section 1.704-3(b) of the Treasury Regulations. In the event the Book Value of any asset of the Partnership is subsequently adjusted in accordance with the last sentence of such definition of Book Value, subsequent allocations of any income, gain, loss, credit and deduction with respect to such asset shall take account of any variation between the adjusted tax basis of the asset to the Partnership and its Book Value in the same manner as under Section 1.704-3(d) of the Treasury Regulations.

            3 SPECIAL ALLOCATIONS. (a) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Accounting Period shall be allocated to the Partners in proportion to their respective Interests.

            (b) MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in
Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article 4, in the event there is a net decrease in Partnership Minimum Gain during any Accounting Period, each Partner at the end of such Accounting Period shall be specially allocated items of income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain as determined in accordance with Section 1.704- 2(g)(1) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This
Section 4.3(b) is intended to comply with the minimum gain chargeback requirement of Section 1.704- 2(f) of the Treasury Regulations and shall be interpreted and applied in a manner consistent therewith.

            (c) PARTNER NONRECOURSE DEDUCTIONS.  Any Partner
Nonrecourse Deductions for any Accounting Period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations. If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.

            (d) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Accounting Period, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain shall be specially allocated items of income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain determined in accordance with
Section 1.704- 2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 4.3(d) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted and applied in a manner consistent therewith.

            (e) QUALIFIED INCOME OFFSET. No allocation shall be made pursuant to this Article 4 to the extent it shall cause or increase a deficit in any Partner's Capital Account (in excess of such Partner's obligation, including any obligation under the Treasury Regulations, if any, to restore a deficit in its Capital Account) as of the end of the Accounting Period to which such allocation is related. In making the foregoing determination, a Partner's Capital Account shall be reduced by the amounts described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. In the event any Partner unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit as quickly as possible, provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent such Partner would have a deficit in its Capital Account after all other allocations provided for in this Article 4 have been made as if this Section 4.3(e) were not in the Agreement. This Section 4.3(e) is intended to comply with the alternate test for economic effect set forth in
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted and applied in a manner consistent therewith.

            4 RESTORATIVE ALLOCATIONS.  The allocations set forth in Section
4.3 are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. Notwithstanding any other provision of this Agreement, the allocations pursuant to Section 4.3 shall be taken into account in allocating Profit, Loss and items of income, gain, loss and deduction among the Partners so that, insofar as possible, the net amount of the allocations of Profit, Loss, and other items and the allocations pursuant to
Section 4.3 to each Partner shall be equal to the net amount that would have been allocated to each Partner had the allocations provided for in Section 4.3 not occurred.

            5 SECTION 754 ELECTION.  The Partnership shall elect, pursuant to
Section 754 of the Code, to adjust the basis of property of the Partnership as permitted and provided in Sections 734 and 743 of the Code. Such election shall be effective solely for federal (and, if applicable, state and local) income tax purposes and (except as provided in Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations) shall not result in any adjustment to the Book Value of any asset of the Partnership or to the Partners' Capital Accounts or in the determination or allocation of Profit or Loss for purposes other than such tax purposes. Each Partner, and not the Tax Matters Partner, shall be responsible for preparing any schedules resulting from the Section 754 election that are relevant to the computation of such Partner's federal income tax liability, PROVIDED that the other Partners shall provide the Partner preparing such schedules with the information necessary for preparing such schedules and readily available from the books and accounts of such other Partners.

                                      ARTICLE 5

                                    DISTRIBUTIONS

            1 DISTRIBUTIONS. Distributions may be made in accordance with the Partners' respective Interests at the time of distribution at such times and in such amounts as the General Partner shall determine. Notwithstanding the foregoing, if any Partner is in default or delinquent in respect of any obligation to the Partnership, no distribution shall be made to the defaulting or delinquent Partner until such default is cured or such delinquent obligation is paid, PROVIDED that, notwithstanding the foregoing, for each Fiscal Year the Partnership shall distribute to each Partner in cash an amount equal to such Partner's distributive share of the Partnership's taxable income for such Fiscal Year, multiplied by the highest marginal corporate income tax rate under the Code in effect for such Fiscal Year.

            2 WITHHOLDING.

            (a) Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person's fraud, willful misfeasance, bad faith or gross negligence) relating to such Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or as a result of such Partner's participation in the Partnership.

            (b) The Partnership shall withhold and pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner or as a result of such Partner's participation in the Partnership pursuant to any applicable tax law. If and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner's Interest in the Partnership to the extent that the Partner (or any successor to such Partner's Interest in the Partnership) is then entitled to receive a distribution and shall reduce the amount of distributions to be made to such Partner pursuant to this Article 5. To the extent that the aggregate of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, such Partner shall make a prompt payment to the Partnership of such excess.

            (c) If the Partnership makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Partnership on behalf of any Partner, such Partner shall make a prompt payment to the Partnership of the amount so withheld.

            3 RESTRICTED DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.


                                      ARTICLE 6

                                      MANAGEMENT

            1 MANAGEMENT OF THE PARTNERSHIP. The overall management and control of the business and affairs of the Partnership shall be vested in the General Partner. Except as otherwise expressly provided in this Agreement, all decisions with respect to any matter set forth in this Agreement or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner. With respect to all of its rights, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, in the name and on behalf of the Partnership, all such agreements, documents and other instruments as it deems proper, all on such terms and conditions as it deems necessary or appropriate for the purposes of the Partnership.

            2 LIMITATIONS ON LIMITED PARTNERS. Except as specifically set forth in this Agreement, no Limited Partner, in its capacity as a Limited Partner, shall (a) be permitted to take part in the management or control of the business or affairs of the Partnership, or (b) have the authority or power to act as agent for or on behalf of the Partnership or any other Partner, to do any act that would be binding on the Partnership or any other Partner or to incur any expenditures on behalf of or with respect to the Partnership.

            3   DUTY OF GOOD FAITH.  The General Partner shall perform its management duties in good faith, in a manner the General Partner reasonably believes to be in the Partnership's best interests, and with such care as an ordinary prudent person in a similar position would use under similar circumstances and conditions. The General Partner shall not be liable to the Partnership for any loss or damage arising in connection with the performance of its management duties unless the loss or damage was the result of gross negligence or willful misconduct. This Section 6.3 shall not be construed as providing rights or benefits for any third parties.

            4 ENVIRONMENTAL AND HEALTH AND SAFETY AUDITS. The General Partner shall be responsible for performing, or engaging a Limited Partner or a third-party at the Partnership's expense to perform, environmental and health and safety audits of the Partnership's facilities and operations; PROVIDED, HOWEVER, that each Limited Partner, at such Limited Partner's expense, has the right to perform, or cause to be performed, environmental or health and safety audits of the Partnership at reasonable times, and the Partnership shall give such Limited Partner full access and cooperation in connection with any such audit.

            5 IMPLEMENTATION; FURTHER ASSURANCES. Each Partner shall take such actions as may be required under applicable law, including actions with respect to the execution of documents and performance of other ministerial acts, to give full effect to, and to implement, all decisions of the General Partner, including any amendments and supplements to the Business Plan.

                                      ARTICLE 7

                       BOOKS; ACCOUNTING; TAX MATTERS; REPORTS

            1 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partnership shall maintain books of account for the Partnership that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Business in accordance with generally accepted accounting principles consistently applied ("GAAP"). Each Partner shall have full access to such books of account for the Partnership and to all financial, legal and business records of the Partnership. Such books of account, financial, legal and business records of the Partnership, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Partnership and shall be open to inspection, examination and copying at reasonable times during normal business hours by each Partner and its duly authorized representatives for any purpose reasonably related to such Partner's Interest in the Partnership. Such books of account, financial, legal and business records of the Partnership shall be retained during the term of this Agreement and for seven years thereafter. Partners shall be entitled to discuss the matters recorded in such books and records with the independent certified accountants retained by the Partnership and with any officers of the General Partner. A Partner shall bear all expenses incurred in any examination made for such Partner's account.

            2 FINANCIAL STATEMENTS. Within 60 days after the close of each Fiscal Year there shall be prepared and submitted to each Partner the following financial statements of the Partnership, which shall be prepared on an accrual basis in accordance with GAAP and accompanied by the report thereon of the independent certified public accountants for the Partnership:

               (a)  a balance sheet as at the end of such Fiscal Year;

               (b)  a statement of profit or loss for such Fiscal Year;

               (c)  a statement of cash flows for such Fiscal Year; and

               (d) a statement of the Partners' Capital Accounts and changes therein for such Fiscal Year.

            3 AUDIT. The independent certified public accountant of the Partnership shall be Arthur Andersen, unless the General Partner shall determine otherwise. The General Partner shall cause Arthur Andersen or such other independent certified public accountant as the General Partner may determine to conduct an annual audit of the Partnership, which shall be performed in accordance with generally accepted auditing standards, and to accompany such audit with a report containing such accountant's opinion. The cost of such audits shall be a direct expense of the Partnership. A copy of any such audited financial statements and accountant's report will be distributed to the Partners pursuant to Section 7.2 above. Each Partner shall have the right to have the audit papers of the Partnership reviewed by such Partner's internal and external auditors, at such Partner's sole cost and expense.

            4 BANK ACCOUNTS. The Partnership shall maintain one or more accounts in a bank or banks selected by the General Partner, which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Partnership and in which shall be deposited any and all cash receipts of the Partnership. All such amounts shall be and remain the property of the Partnership. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership and no other funds shall in any way be commingled with such funds. Withdrawals shall be made only in the regular course of business on such signature or signatures as the General Partner may determine.

            5 TAX MATTERS.

            (a) The General Partner shall act as the tax matters partner (the "TAX MATTERS PARTNER") within the meaning of Section 6231(a)(7) of the Code (and any similar capacity under applicable state or local tax law).

            (b) The Partners hereby authorize the Tax Matters Partner to take any and all actions (including preparing, executing and filing Internal Revenue Service Form 8832 with the

Internal Revenue Service) necessary to treat the Partnership as a partnership for purposes of federal and, to the extent permitted by applicable law, state and local income tax and other taxes. Immediately after the formation of the Partnership but in no event later than 75 days after the Effective Date, the Tax Matters Partner shall prepare Internal Revenue Service Form 8832 (together with all information required by such form) and shall execute and file such form (together with such required information) with the Internal Revenue Service, effective immediately upon the occurrence of the Effective Date. The Tax Matters Partner shall also prepare and timely file any state, local and other forms, reports or statements that are necessary to treat the Partnership as a partnership for purposes of state and local income tax or other taxes. Except as otherwise required by applicable law, the Partners hereby agree to treat (and to cause their respective Affiliates to treat) the Partnership as a partnership for purposes of federal, state and local income tax or other taxes, and not to take (and cause their respective Affiliates not to take) any position or make any election in a tax return or otherwise inconsistent with the foregoing. Each Partner shall indemnify and hold harmless the Partnership and the other Partners against all Claims (including state or local income tax or other tax liabilities) arising out of, resulting from or attributable to any breach by such Partner of this Section 7.5(b).

            (c) The Tax Matters Partner shall cause all required federal, state and local income, franchise, property or other tax returns, including information returns with respect to the Partnership or its business or assets, to be timely prepared and filed with the appropriate office of the Internal Revenue Service or any other relevant taxing jurisdiction at the Partnership's expense. The Tax Matters Partner may cause the Partnership to retain, at the Partnership's expense, the independent certified public accountants of the Partnership to prepare or review the necessary federal income tax returns and information returns for the Partnership. As promptly as practicable, and in any event in sufficient time to permit timely preparation and filing by each Partner of its respective income or other tax returns, the Partnership shall deliver to each Partner a copy of each income tax return or tax report filed by the Partnership and any required information, reports and schedules.

            (d) Each Partner shall provide such information to the Tax Matters Partner, if any, as may be reasonably needed by the Partnership for purposes of preparing any required tax return or information return, PROVIDED that such information is readily available from such Partner's books and records.

            (e) At least forty-five days prior to the filing of any tax return referred to in Section 7.5(c) on or measured by net or gross income or net or gross profits or at least fifteen days prior to the filing of any other tax return referred to in Section 7.5(c), the Tax Matters Partner shall distribute or cause to be distributed to each Partner a final draft of any such tax return and any Partner wishing to do so may consult with any officer of the General Partner with respect to the contents of such tax return. Any Partner may protest to the General Partner or question the manner in which an item is reported or characterized on the Partnership tax return. If the General Partner shall so determine, adjustments shall be made to the relevant tax return of the Partnership.

            (f) The Tax Matters Partner shall represent the Partnership in connection with any tax audit, examination or other administrative or judicial proceedings involving the tax matters of the Partnership and, in connection therewith, shall cause the Partnership to retain at the Partnership's expenses, counsel and other advisors selected by the General Partner. Each Partner shall have the right to participate in any such audit, examination or other administrative or judicial proceedings. The Tax Matters Partner shall not extend (or agree to extend) any applicable statute of limitations, make any election, settle any issue or take any other action binding on the Partnership or any other Partner in connection with any such tax audit, examination or other administrative or judicial proceedings without the prior written consent of all Partners. Any disagreement among the Partners arising in connection with any such tax audit, examination or other administrative or judicial proceedings shall be resolved by the General Partner. The Tax Matters Partner shall promptly deliver to each Partner copies of all notices and communications with respect to the tax matters of the Partnership received from the Internal Revenue Service or any other taxing authority. Section 7.5(e) shall apply MUTATIS MUTANDIS with respect to any written submission to be filed with the Internal Revenue Service or any other taxing authority. Neither the Tax Matters Partner nor the Partnership shall be liable for any additional tax, interest or penalties payable by a Partner or any fees or expense of separate counsel or other advisors retained by such Partner to represent such Partner in any tax audit, examination or other administrative or judicial proceedings relating to the tax items of the Partnership.

            (g) The provisions of this Section 7.5 shall survive the termination of the Partnership or the termination of any Partner's Interest and shall remain binding on the Partners for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Partnership or the Partners.

            6 RESERVES. The General Partner may from time to time in its discretion establish reasonable cash or cash equivalent reserves.

                                      ARTICLE 8

                          RIGHTS AND OBLIGATIONS OF PARTNERS

            1 LIMITED LIABILITY. (a) Each Limited Partner's liability with respect to the Partnership and any subsidiary of the Partnership shall be limited as provided in the Act, this Agreement or any applicable law. A Limited Partner shall not be personally liable for any debts, obligations, liabilities or losses of the Partnership, or of any subsidiary of the Partnership, as the case may be, whether arising in contract, tort or otherwise, beyond its respective Capital Contribution to the Partnership and its pro rata portion of the Partnership's undistributed profits, except as may otherwise be provided for by law. No Partner shall have any liability for the restoration of the deficit of such Partner's Capital Account and the return of the Capital Contribution of any other Partner unless otherwise provided in this Agreement.

            (b) The Partners shall not be required to lend any funds to the Partnership. Each Partner shall only be liable to make payment of its respective Capital Contributions as and when due hereunder or as agreed by all of the Partners. If and to the extent a Partner's Capital Contributions shall be fully paid, such Partner shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Partners, be required to make any further contributions to the Partnership or any subsidiary thereof.

            2 ACCESS TO INFORMATION; RECORDS. Each Partner has the right to obtain from the Partnership from time to time, upon demand for any purpose related to the Partner's interest as a Partner of the Partnership, information regarding the status of the Partnership's Business and financial condition, a copy of any written Partnership agreement or other document, and any information required to be provided under this Agreement or the Act.

            3 INDEMNIFICATION. (a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Partner and its Affiliates, each agent of the Partnership, and any control person (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder), director, officer, employee, member and agent of each Partner and its Affiliates (collectively, the "INDEMNIFIED PERSONS"), from and against any and all losses, liabilities, damages, claims, costs and expenses whatsoever (including without limitation fees and expenses and any court costs) ("CLAIMS") arising out of, resulting from or attributable to any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership after the date hereof and in a manner reasonably believed to be within the scope of the authority conferred on it by this Agreement, PROVIDED that no indemnity shall be payable hereunder with respect to any liability incurred by such

Indemnified Person by reason of its gross negligence or willful misconduct, or in the case of a Partner, breach of such Partner's obligations under this Agreement or any Ancillary Agreement.

            (b) Expenses incurred by an Indemnified Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Partnership.

            (c) The Partnership shall make all indemnification provided for pursuant to this Section 8.3 solely out of and to the extent of Partnership assets and no Partner shall have personal liability on account thereof.

            4 INSURANCE. The Partnership may purchase and maintain insurance, to the extent and in such amounts as the Partners shall deem reasonable, on behalf of Indemnified Persons and such other Persons as the Partners shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Partnership or such indemnities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.


                                      ARTICLE 9

                               TRANSFERS OF INTERESTS;
                                RIGHTS OF FIRST OFFER

            1 GENERAL RESTRICTION. No Limited Partner may, directly or indirectly, sell, transfer, encumber or otherwise dispose of (any such act, a "TRANSFER"), its Interest to any Person without the written consent of each other Partner, except as permitted by this Article 9 and in accordance with applicable law. A Limited Partner shall provide prior written notice to each other Partner of any such proposed Transfer. The General Partner may not transfer its Interest.

            2 RIGHT OF FIRST OFFER. (a) If, after the second anniversary of the Closing Date, a Limited Partner (the "OFFERING LIMITED PARTNER") desires to Transfer all (but not less than all) of its Interest (collectively, the "OFFERED INTEREST"), the Offering Limited Partner shall deliver to each of the other Limited Partners (the "OFFERED LIMITED PARTNERS") a written notice (the "OFFER NOTICE") specifying all of the material terms of the proposed Transfer (the "OFFER"), including the consideration for which the Offering Limited Partner proposes to Transfer the Offered Interest and any copies of any agreement or documents to be executed or delivered in connection with the proposed Transfer. Thereafter, the Offered Limited Partners shall have the exclusive right for a period of 60 days after receipt of the Offer Notice to purchase all, but not less than all, of the Offered Interest upon the terms and conditions contained in the Offer Notice.

            (b) Each Offered Limited Partner shall have 60 days from the date the Offer Notice is given in which to notify the Offering Limited Partner whether it elects to purchase the Offered Interest set forth in such Offer. In the event some but not all of the Offered Limited Partners accept the Offer, the Offering Limited Partner shall retransmit the Offer with respect to such remaining Offered Interest to those Offered Limited Partners electing to accept the Offer. Within 10 days from the date such second offer is made, each such Offered Limited Partner will notify the other Offered Limited Partners whether it elects to purchase some or all of the remaining Offered Interest, it being understood that if such other Offered Limited Partners together indicate an intention to purchase such portion of the Offered Interest greater than the entire Offered Interest, then such Offered Interest shall be allocated PRO RATA among such of the Offered Limited Partners as accepted such second offer, in the same proportion that each of their respective Interests bears to the aggregate Interests held by such Offered Limited Partners.

            (c) After the completion of the procedures in Section 9.2(a) and
(b), if the Offered Limited Partners elect not to purchase all of the Offered Interest within the 60-day period described in Section 9.2(a), the Offering Limited Partner shall have the right during the ensuing 120-day period to Transfer its Interest to a third party, on terms no more favorable to such third party than the terms set forth in the Offer Notice.

            (d) Upon consummation of any sale to a third party by an Offering Limited Partner pursuant to this Section 9.2, the Offering Limited Partner shall promptly notify the other Limited Partners as to the circumstances thereof, including the date of the sale, the price, the identity of the purchaser and the identity of the ultimate beneficial owner.

            (e) No Limited Partner shall offer or transfer its Interest pursuant to this Section 9.2 to any Offered Limited Partners or other Person without concurrently offering and transferring all of such Limited Partner's interest in the General Partner to the same Offered Limited Partners or other Person in accordance with Section 9.2 of the Limited Liability Company Agreement.

            3 BUY/SELL OPTION. At any time after the second anniversary of the Closing Date, any Limited Partner (the "INITIATING LIMITED PARTNER") may deliver to the other Limited Partner a written bid (the "BID") which sets forth a cash price at which it would either (i) sell all, but not less than all, of its then current Interest to the other Limited Partner or

(ii) purchase all, but not less than all, of the other Limited Partner's Interest, which price shall be an amount at least equal to five times the average EBITDA as shown in the Strategic Plan of the Partnership (approved by the General Partner in accordance with Section 6.4(i) of the Limited Liability Company Agreement) for each of the next succeeding three years times the percentage of the total Interests in the Partnership held by the Limited Partner whose Interest is to be sold or purchased, as applicable, unless otherwise agreed by the Limited Partner receiving such Bid. The first Bid so delivered shall control. If two Bids are delivered at the same time, the higher Bid shall control. Within 25 days after receipt of the Bid, the Limited Partner to which the Bid was delivered must give the Initiating Limited Partner written notice (the "BUY-SELL NOTICE") that it is either selling all of its Interest at such price or purchasing all of the Initiating Limited Partner's Interest at such price. Failure to give a Buy-Sell Notice within the required time shall be deemed an election by the Limited Partner receiving the Bid not to purchase the Initiating Limited Partner's Interest and to agree to sell all of its Interest to the Initiating Party. No Limited Partner shall deliver a Bid to the other Limited Partner or sell to, or purchase from, the other Limited Partner its Interest pursuant to this Section 9.3 without concurrently delivering a bid and either selling all of its interest in the General Partner to, or purchasing all of the other Limited Partner's interest in the General Partner from, the other Limited Partner in accordance with Section 9.3 of the Limited Liability Company Agreement.

            4 TRANSFERS TO AFFILIATES. A Limited Partner may Transfer all (but not less than all) of its Interest to an Affiliate if prior to such Transfer (A) such Limited Partner gives notice of the proposed Transfer to each of the other Partners, identifying the facts that make it an Affiliate of such Limited Partner, and (B) the proposed transferee furnishes an assumption agreement or agreements to the Partnership in accordance with Section 9.5 of this Agreement. No Transfer by a Limited Partner to an Affiliate shall release or discharge, or be deemed or construed as releasing or discharging, such Limited Partner from any of its covenants, agreements, duties or obligations hereunder regardless of whether such covenants, agreements, duties or obligations are required to be performed before or after the effective date of such Transfer. No Limited Partner shall transfer its Interest to an Affiliate pursuant to this Section 9.4 without concurrently transferring all of such Limited Partner's interest in the General Partner to the same Affiliate in accordance with Section 9.4 of the Limited Liability Company Agreement.

            5 SUBSTITUTION OF A LIMITED PARTNER. No Transfer of an Interest pursuant to Section 9.2 or 9.4 of this Agreement shall be effective until the transferee has delivered to each of the other Partners a written instrument reasonably satisfactory to counsel for such Partners, whereby it (I) accepts, and agrees to be bound by, the terms and provisions of this Agreement, (II) assumes all of the liabilities and obligations of the transferor as a Limited Partner hereunder theretofore or thereafter incurred pursuant to this Agreement and attributable to the Interest transferred to it, and (III) represents and warrants that it has the capability and authorizations necessary to satisfy all of the obligations hereunder being assumed by it, financial and otherwise. Upon effectiveness of the transfer, the transferee shall become a "SUBSTITUTED LIMITED PARTNER" and a party to this Agreement, the respective Interest of the transferor shall be reduced accordingly, and the transferor shall be relieved of all liabilities and obligations as a Partner hereunder attributable to the acquired Interest of the transferee.

            6 NONRECOGNITION OF CERTAIN TRANSFERS. Notwithstanding any other provision of this Agreement, any Transfer in contravention of any of the provisions of this Agreement shall be void and ineffective, and shall not bind, or be recognized by, the Partnership or any Partner.


                                      ARTICLE 10

                                     TERMINATION

            1 EVENTS OF DISSOLUTION. (a) In accordance with Section 17-801 of the Act, the Partnership shall be dissolved and the affairs of the Partnership wound up upon the occurrence of any of the following events:

               (i) the Bankruptcy, dissolution, withdrawal, or resignation of a Partner or the occurrence of any other event which terminates the continued membership of a Partner in the Partnership, unless, if there is at least one remaining Limited Partner, all of the remaining Partners consent to continuing the business of the Partnership within 90 days following the occurrence of any such event;

               (ii)   the entry of a decree of judicial dissolution under
                      Section 17-802 of the Act;

               (iii) the unanimous consent of the Partners to dissolve the Partnership;

               (iv) if a Partner shall attempt to Transfer any Interests other than as permitted pursuant to Article 9, upon the election of all of the other Limited Partners; and

               (v) upon the sale of all or substantially all of the assets of the Partnership.

          (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

          2 LIABILITY FOR WRONGFUL DISSOLUTION. If a Partner causes a dissolution of the Partnership pursuant to the provisions of Section 10.1(a)(i), it shall be deemed to have wrongfully dissolved the Partnership and be liable for any damages caused to the Partners that were not responsible for the event causing dissolution, and in addition to any other remedies the Partnership or a Partner may have against any such wrongfully defaulting Partner, the entire cost and expense of conducting any proceeding to dissolve, liquidate and terminate the affairs of the Partnership, including the cost of any judicial or arbitration proceeding, and in each case all other direct out-of-pocket costs and expenses of the Partnership resulting from such dissolution and liquidation, shall be borne by such wrongfully defaulting Partner. The Partnership may offset the amount of all such costs and expenses from amounts which the Partnership owes any such wrongfully defaulting Partner.

          3 DISTRIBUTIONS TO PARTNERS. In a dissolution, the Partners shall take such actions as are necessary to liquidate the Partnership and cause its dissolution as soon as possible and shall each be entitled to receive an amount of the net proceeds from such liquidation as provided in Section 10.4. A dissolution shall not relieve or release any Partner or its guarantor from any liability arising from a breach or default of any of its obligations under this Agreement or any of the other Ancillary Agreements.

          4 APPLICATION OF ASSETS. Unless otherwise specified herein, in the event of a termination or dissolution, the General Partner shall conduct only such activities as are necessary to wind up its affairs (including the sale in an orderly manner of the assets of the Partnership), and the assets of the Partnership shall be applied in the manner and in the order of priority set forth as follows: (I) first, to creditors of the Partnership, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and (II) second, to the Partners in proportion to, and to the extent of, the positive balances of the Capital Accounts of the Partners (after reflecting in such Capital Accounts all adjustments and allocations thereto required to be made under this Agreement).

          It is understood and agreed that all payments under this Section 10.4 shall be made as soon as reasonably practicable and in any event by the end of the Fiscal Year in which such winding up occurs or, if later, within 90 days after the date of such winding up.

          5 TERMINATION. Upon completion of the foregoing, the General Partner or the liquidating trustee shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership with the Secretary of State of the State of Delaware as required by the Act, and upon such certificate of cancellation becoming effective, the Partnership shall be terminated.


                                      ARTICLE 11

                              CONFIDENTIAL INFORMATION;
                               COVENANT NOT TO COMPETE

          1 CONFIDENTIAL INFORMATION. During the existence of the Partnership, each Partner (I) shall maintain, and shall use its best efforts to cause its Affiliates, officers, directors, employees, accountants, counsel and agents to maintain, the confidentiality of any confidential information concerning the Joint Venture Products, the Partnership, the Business of the Partnership or any Partner that is not otherwise generally available to the public and (II) without the prior consent of the Partnership or of any Partner that would be affected, shall not use or disclose to any third party (other than their respective financial advisors, attorneys and other agents and representatives) such confidential information, except (A) in a manner expressly provided for in any of the Ancillary Agreements, (B) after receipt of a binding order of confidentiality, if available, in enforcing its rights under this Agreement or any Ancillary Agreement before a court, governmental agency, or arbitrator of competent jurisdiction, (C) to a prospective purchaser of any of its Interest, PROVIDED such purchaser first executes a confidentiality agreement in form and substance reasonably satisfactory to the other Partners, and (D) to any governmental agency if it believes in good faith that such disclosure is required by applicable law or by governmental policy, PROVIDED that prior to making any such disclosure such Partner shall, unless prohibited by such governmental agency, give written notice (identifying such agency and describing the general nature of such disclosure) to, and consult with, the other Partners.

          2 COVENANT NOT TO COMPETE. Each Partner agrees that during the existence of the Partnership neither it nor any of its Affiliates (except in connection with fundamental corporate transactions, such as mergers, spin-offs and sales of substantially all of the capital stock or assets of either Accuride or Kaiser or any of their respective parent corporations) will (and Accuride Sub agrees to cause Accuride not to), directly or indirectly, manufacture or sell, or participate whether by ownership interest or otherwise in the manufacturing or sale of, any Joint Venture Products, other than Joint Venture Products manufactured by and sold through the Partnership, except that (I) Accuride shall be permitted to sell Joint Venture Products manufactured and sold pursuant to the Speedline Agreements to the extent set forth in Section 6.7 of the Contribution Agreement, (II) Kaiser shall be permitted to sell the Kaiser Excluded Inventory,(iii) Accuride shall be permitted to sell the Accuride Retained Inventory and (iv) subject to Section 6.8 of the Contribution Agreement, Accuride shall be permitted to perform its obligations under the Accuride Excluded Contracts, PROVIDED that for the purposes of this Section 11.2 only, the term "Joint Venture Products" shall include any wheels of the size and type described in clause (i) of the definition of Joint Venture Products in
Article 1 manufactured from non-ferrous materials (other than thermal plastics and thermal sets). Notwithstanding the foregoing, if at any time a Limited Partner or Accuride or any of their respective Affiliates wishes to manufacture or sell Joint Venture Products that at the time are not being manufactured and sold by the Partnership, it shall be free to do so if (I) it first gives written notice to the Partnership of its desire to manufacture or sell such Joint Venture Products and (II) the Partnership does not elect to undertake such business within 180 days of the date upon which such notice is given (which need not be on the same terms as set forth in such notice, but may include alternative arrangements appropriate to the Partnership), PROVIDED that in determining whether or not the Partnership shall undertake such business, Accuride or the Limited Partner proposing to undertake such business shall vote in favor of the Partnership's undertaking such business.


                                      ARTICLE 12

                                    MISCELLANEOUS

          1 WAIVER, AMENDMENT, ETC. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, each Partner. No failure or delay of any Partner in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          2 NOTICES. Any notice or other communication required or permitted to be given hereunder or for the purposes hereof to any party shall be in writing and shall be sufficiently given if (I) delivered personally, (II) mailed by certified or registered mail, postage prepaid, (III) transmitted by facsimile (and confirmed by certified or registered mail) or (IV) sent by next-day or overnight mail or delivery to:

          (a)  Accuride Sub at:

               Accuride Corporation
               2315 Adams Lane/P.O. Box 40
               Henderson, Kentucky  42420
               Attention: William P. Greubel
               Tel:  (502) 826-5000
               Fax:  (502) 827-7601

               with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, NY  10022
               Attention:  James C. Scoville, Esq.
               Tel:  (212) 909-6655
               Fax:  (212) 909-6836

          (b)  Kaiser at:

               Kaiser Aluminum & Chemical Corporation
               26957 Northwestern Highway, Suite 200
               Southfield, Michigan 48034
               Attention:  Jack A. Hockema
               Tel: (810) 352-4630
               Fax: (810) 352-4635

               with a copy to:

               Kaiser Aluminum & Chemical Corporation
               5847 San Felipe, Suite 2600
               Houston, Texas 77257
               Attention:  General Counsel
               Tel: (713) 267-3777
               Fax: (713) 267-3702

               and,

               Kramer, Levin, Naftalis & Frankel
               919 Third Avenue
               New York, NY  10022
               Attention:  Howard A. Sobel, Esq.
               Tel:  (212) 715-9100
               Fax:  (212) 715-8000

          (c)  the Partnership at:

               AKW General Partner L.L.C.
               c/o AKW L.P.
               1015 East 12th Street
               Erie, Pennsylvania 16503
               Attention: Bill Curtin
               Tel: (814) 454-4571
               Fax: (814)452-0809
or at such other address or to such other person's attention as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice so delivered to the party to whom it is addressed shall be deemed to have been given and received
(1) if by personal delivery, on the day of such delivery, (2) if by certified or registered mail, on the seventh day after mailing thereof, (3) if by facsimile, the day on which such facsimile was sent or (4) if by next-day or overnight mail delivery, on the day delivered, PROVIDED that if any such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

          3 MATERIALS. All written materials relating to the business of the Partnership, including, without limitation, press releases and marketing materials prepared by the Partnership or any Partner shall be approved by the General Partner prior to use, provided that written materials required by law or the rules of any stock exchange to be filed by any Partners shall not require such approval.

          4 WORD MEANINGS. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

          5 BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

          6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). IN THE EVENT OF A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY NON-MANDATORY PROVISION OF THE ACT, THE PROVISION OF THIS AGREEMENT SHALL CONTROL AND TAKE PRECEDENCE.

          7 ARBITRATION. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, validity or termination thereof shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association's commercial arbitration rules in effect at the time of arbitration, except as modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, New York, PROVIDED that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all the parties under the circumstances. Notwithstanding anything to the contrary in Section 12.6, the arbitration shall be governed by the Federal Arbitration Act. The appointing authority shall be the American Arbitration Association. The arbitration shall be conducted by three arbitrators.

          (b) Any award rendered by the arbitrators shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award rendered may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

          8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

          9 TABLE OF CONTENTS; HEADINGS. The table of Contents and headings in this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          10 FURTHER ASSURANCES. The Partners shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intents and purposes of this Agreement.

          11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

          12 ENTIRE AGREEMENT. This Agreement, together with the Contribution Agreement and the other Ancillary Agreements, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and thereof, and supersedes any prior oral or written agreements, commitments or terms, other than Section 13 of the letter, dated September 17, 1996, as amended, from Accuride to Kaiser, regarding the Joint Venture, except for the penultimate paragraph of such Section 13.

          13 SURVIVAL OF CERTAIN PROVISIONS. The obligations of the Partnership and of each Partner pursuant to Sections 6.3 and 7.5 and Articles 8, 10 and 11 shall survive the termination or expiration of this Agreement.

          14 SPECIFIC PERFORMANCE. The parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              ACCURIDE VENTURES, INC.



                              By: /s/ William Greubel
                                 --------------------------
                                 Name:  William Greubel
                                 Title: President




                              KAISER ALUMINUM & CHEMICAL
                                CORPORATION



                              By: /s/ Daniel J. Rinkenberger
                                 --------------------------
                                 Name:  Daniel J. Rinkenberger
                                 Title: Assistant Treasurer




                              AKW GENERAL PARTNER L.L.C.



                              By:  /s/ William J. Curtin
                                 --------------------------
                                 Name:  William J. Curtin
                                 Title: Vice President


ACCEPTED AND AGREED:

AKW L.P.

By:  AKW GENERAL PARTNER L.L.C.,
      its General Partner



By:  /s/ William J. Curtin
   ----------------------------
   Name:  William J. Curtin
   Title: Vice President

In order to induce the parties to enter
into this Agreement, the undersigned,
Accuride Corporation, a Delaware corporation, being the sole stockholder of Accuride Sub, hereby jointly and severally unconditionally guarantees the performance by Accuride Sub of all of its obligations under the foregoing
Agreement strictly in accordance with the terms thereof. This guarantee shall be effective despite any renewal, modification or waiver by the parties hereto of Accuride
Sub's obligations under this Agreement, and no such modification, renewal or waiver shall operate to limit, defeat, modify or otherwise affect this guaranty.



ACCURIDE CORPORATION



By: /s/ William P. Greubel
   ----------------------------
   Name:  William P. Greubel
   Title: President
   Dated as of May 1, 1997

                                      SCHEDULE A



                              CAPITAL
PARTNER                       CONTRIBUTION             INTEREST
-------                       ------------             --------

General Partner:

AKW General Partner L.P.



Limited Partners:

Accuride Ventures, Inc.



Kaiser Aluminum & Chemical
  Corporation